EXHIBIT 99

                                 REVOCABLE PROXY

                  MIDLAND FEDERAL SAVINGS AND LOAN ASSOCIATION
                         SPECIAL MEETING OF STOCKHOLDERS
                                  July 15, 1998


         The undersigned hereby appoints the Board of Directors of Midland Federal Savings and Loan Association (the "Association"), and its survivor, with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of Common Stock of the Association which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held on July 15, 1998, at 2:00 p.m., and at any and all adjournments thereof, as follows:


  I.    Approval of a proposal to adopt a           FOR      AGAINST     ABSTAIN
        holding company structure for the           ___        ___         ___
        Association with the result that the       |___|      |___|       |___|
        Association will become a wholly
        owned subsidiary of Midland Capital
        Holding Corporation as provided in
        the Agreement and Plan of Merger.


  II.   Approval of a proposal to adjourn           FOR      AGAINST     ABSTAIN
        the Special Meeting in the event that a     ___        ___         ___
        sufficient number of votes necessary       |___|      |___|       |___|
        to approve the Agreement and Plan of
        Merger is not received.

       In their discretion, upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

       The Board of Directors recommends a vote "FOR" the listed propositions.

--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notification to the Secretary of the Association at the Special Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorney and proxy shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt from the Association, prior to the execution of this Proxy, of Notice of the Special Meeting and a Proxy Statement/Prospectus.


Dated: ____________, 1998







_________________________                              _________________________
PRINT NAME OF STOCKHOLDER                              PRINT NAME OF STOCKHOLDER




________________________                               ________________________
SIGNATURE OF STOCKHOLDER                               SIGNATURE OF STOCKHOLDER




       Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.




--------------------------------------------------------------------------------

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

--------------------------------------------------------------------------------